SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check appropriate box:

(x) Preliminary Information Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14c -5(d)(2))
( ) Definitive Information Statement

                                  PIRANHA, INC.

--------------------------------------------------------------------------------
                 Name of Registrant As Specified In Its Charter

Payment of Filing Fee (Check the appropriate box):

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(  )  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

(   ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

                                  PIRANHA, INC.
                     1350 North Lake Shore Drive, Suite 315
                             Chicago, Illinois 60610

                              INFORMATION STATEMENT

                               -------------------

To the Stockholders of Piranha, Inc.

            This Information Statement is being first sent on or about May 12, 2000, to the holders of record on April 28, 2000 (herein the "Record Date") of shares of Common Stock, par value $.001 per share, of Piranha, Inc., a Delaware corporation (herein the "Company"). It has been so sent in connection with the previous receipt by the Company of written consents executed by Company stockholders owning in excess of a majority of the issued and outstanding shares of Company Common Stock adopting and approving resolutions providing for:

            1. The Piranha, Inc. 2000 Stock Incentive Plan; and
            2. The Piranha, Inc. Stock Option Plan for Non-Employee Directors.

THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE PIRANHA, INC. 2000 STOCK INCENTIVE PLAN AND THE PIRANHA, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE
DIRECTORS (TOGETHER THE "PLANS") AND HAS AUTHORIZED THE SENDING OF THIS INFORMATION STATEMENT TO ALL STOCKHOLDERS OF THE COMPANY.

THE  BOARD  OF  DIRECTORS  OF  THE  COMPANY  IS  NOT  SOLICITING   PROXIES  FROM
STOCKHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            The Board of Directors has fixed the close of business on April 28, 2000, as the record date for determination of the holders of shares of the Company's outstanding Common Stock entitled to receipt of this Information Statement.

                       By Order of the Board of Directors

                              /s/ Richard S. Berger
                              ----------------------------
                                  Richard S. Berger, Secretary

May 12, 2000

                               VOTING INFORMATION

            The Company has one class of voting securities issued and outstanding, shares of Common Stock, par value $.001 per share. As of the Record Date there were 8,133,701 shares of Common Stock issued and outstanding. The approval of a majority of the issued and outstanding shares are required to approve of the Plans. As of the Record Date the Board of Directors has received written consents from the holders of 4,094,044 approving of the Plans, representing approximately 50.3% of the issued and outstanding shares.

            The principal  executive  offices of the Company are located at 1350
N. Lake Shore Drive, Suite 315, Chicago, Illinois 60610. The last sales price for shares of Common Stock on April 17, 2000 was $ 11.125. The Company's shares are traded in the over-the-counter market under the symbol BYTE.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information as of the Record Date with respect to (1) each person known by the Company to be the beneficial owner of more than five percent of its outstanding shares of Common Stock and
(2) of each director and executive officer and all directors and executive officers as a group. The address for such person or group is the Company's principal executive offices. All shares reflected below are owned of record and beneficially by the named person or group and each such person or group has sole investment power with respect to all such shares.

Name                            Amount                          Percent of Class

Richard S. Berger               1,472,347                       18.1%

Edward W. Sample                  -0-                           -0-

R. Don Ashley                     -0-                           -0-

Michael Steele                 340,000                           4.2

Carey Lotzer                   660,000                           8.1

All executive officers and
directors as a group
(five persons)               2,472,347                          30.4%

                             EXECUTIVE COMPENSATION

       The following table sets forth for the Company's executive officers noted below all cash compensation received, being the total compensation received, during the fiscal year ended December 31, 1999. No compensation was paid or payable to any executive officer for the fiscal years ended December 31, 1997 or 1998 except for Mr.Berger who received $8,000 in 1998 and $32,000 in 1997.

Name and Title                                           Compensation
                                                          Salary           Other

Richard S. Berger                                      $    -0-       $      -0-
Chief Financial Officer

Edward W. Sample                                          11,667       22,378(a)
Chief Executive Officer

R. Don Ashley                                             10,000       10,646(a)
President

Carey Lotzer                                              27,500             -0-
Chief Scientist

Michael Steele                                            26,250             -0-
Chief Information Officer

   --------------------------------------------------------------------------
(a) Represents amounts received in connection with the Company's acquisition of Zideo.com, Inc.

            Mr. Sample has entered into a contract, dated January 7, 2000, with the Company which provides for his employment as Chief Executive Officer for an annual salary of $140,000. The contract provides for a two-year term which is automatically extended for additional one-year periods unless either the Company or Mr. Sample elects not to renew. Mr. Sample is entitled to participate in the Company's insurance and benefit plans on terms available to other senior executives and is reimbursed for expenses reasonably incurred in performance of his duties under the contract. Under the contract the Company became committed to issue Mr. Sample options to acquire 1,500,000 shares of Common Stock at an exercise price of $.01 per share and additional options to acquire 1,000,000 shares of Common Stock at an exercise price of $1.35 per share. The contract provides the Company with protection for its intellectual property rights and Mr. Sample has agreed not to compete with the Company during his period of employment and for a period of two years thereafter.

            Mr. Ashley has entered into a contract, dated January 7, 2000, with the Company which provides for his employment as President and Chief Operating Officer for an annual salary of $130,000. The contract provides for a two-year term which is automatically extended for additional one-year periods unless either the Company or Mr. Ashley elects not to renew. Mr. Ashley is entitled to participate in the Company's insurance and benefit plans on terms available to other senior executives and is reimbursed for expenses reasonably incurred in performance of his duties under the contract. Under the contract the Company became committed to issue Mr. Ashley options to acquire 350,000 shares of Common Stock at an exercise price of $.01 per share and additional options to acquire 350,000 shares of Common Stock at an exercise price of $1.35 per share. The contract provides the Company with protection for its intellectual property rights and Mr. Ashley has agreed not to compete with the Company during his period of employment and for a period of two years thereafter.

            Mr. Lotzer has entered into a contract, dated November 16, 1999, with the Company which provides for his employment as Chief Scientist for an annual salary of $150,000 in the first year and $200,000 in the second year during plus discretionary additional compensation if the Company reaches certain levels of gross sales. The two-year contract is automatically extended for additional one-year periods unless either the Company or Mr. Lotzer elects not to renew. Mr. Lotzer is entitled to participate in the Company's insurance and benefit plans on terms available to other senior executives and is reimbursed for expenses reasonably incurred in performance of his duties under the contract. The Company has agreed to purchase $2,500,000 worth of key man life insurance on Mr. Lotzer's life with $700,000 payable on his death to his surviving family members. Under the contract the Company became committed to issue Mr. Lotzer options to acquire 200,000 shares of Common Stock at an exercise price of $1.35 per share and 100,000 shares of Common Stock at an exercise price of $5.00 per share if certain gross sales levels are met. The contract provides the Company with protection for its intellectual property rights and Mr. Lotzer has agreed not to compete with the Company during his period of employment and for a period of two years thereafter.

            Mr. Steele has entered into a contract, dated November 17, 1999, with the Company which provides for his employment as Chief Information Officer for an annual salary of $150,000. The contract provides for a two-year term which is automatically extended for additional one-year periods unless either the Company or Mr. Steele elects not to renew. Mr. Steele is entitled to participate in the Company's insurance and benefit plans on terms available to other senior executives and is reimbursed for expenses reasonably incurred in performance of his duties under the contract. The Company has agreed to purchase $2,500,000 worth of key man life insurance on Mr. Steele's life with $700,000 payable on his death to his surviving family members. Under the contract the Company became committed to issue Mr. Steele options to acquire 200,000 shares of Common Stock at an exercise price of $1.35 per share and 100,000 shares of Common Stock at an exercise price of $5.00 per share if certain gross sales levels are met. The contract provides the Company with protection for its intellectual property rights and Mr. Steele has agreed not to compete with the Company during his period of employment and for a period of two years thereafter.

            For the year 2000 each outside Company director will receive $2,000 for each director's meeting attended in person and $ 300 for each director meeting attended by telephone conference call as well as reasonable hotel, airfare and miscellaneous expenses with a per diem meal allowance of $50. During the fiscal years ended December 31, 1999, 1998 and 1997 no such fees were paid.

           ADOPTION OF THE PIRANHA, INC. 2000 STOCK INCENTIVE PLAN AND THE PIRANHA, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

INTRODUCTION

            The Board of Directors and the holders of a majority of the issued and outstanding shares of Company Common Stock have adopted and approved The Piranha, Inc. 2000 Stock Incentive Plan ("2000 Plan") as well as The Piranha, Inc. Stock Option Plan for Non-Employee Directors ("Director Plan"). The purpose of the Plans is to enable the Company to offer Company officers, directors, other key employees and Company consultants and advisors performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such personnel. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the 2000 Plan an aggregate of 8,000,000 shares of Common Stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. There is reserved for issuance under the Director Plan an aggregate of 500,000 shares of Common Stock.

THE PIRANHA, INC. 2000 STOCK INCENTIVE PLAN

                                 Administration

            The 2000 Plan provides for administration by a committee (the "Committee") to be comprised of two or more non-employee directors of the Company. Among the Committee's powers are the authority to interpret the 2000 Plan, establish rules and regulations for its operation, select officers and other key employees of the Company and its subsidiaries to receive awards, and determine the form, amount, and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards, and to grant extensions and accelerations of awards.

                          Eligibility of Participation

            Officers and other key employees of the Company or any of its subsidiaries and Company consultants and advisors are eligible to participate in the 2000 Plan. The selection of participants is within the discretion of the Committee. The estimated number of employees and others who are eligible to participate in the 2000 Plan is thirty-five.

                                 Types of Awards

            The 2000 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; and (3) stock awards, including restricted stock. Awards may be granted singly, in combination, or in tandem, as determined by the Committee. If there is a lapse, expiration, termination, or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the 2000 Plan.

                                   Amendments

         The Board of Directors may amend the 2000 Plan at any time, provided that no such amendment shall be effective unless approved within twelve months after the date of the adoption of such amendment by the affirmative vote of a majority of the stockholders entitled to vote if such stockholder approval is required for the 2000 Plan to continue to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended. The Board may suspend or discontinue the 2000 Plan at any time; provided, however, that no such action shall adversely affect any outstanding benefit.

                              Federal Tax Treatment

            Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the 2000 Plan.

            A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

            A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

            The grant of an SAR will produce no U.S. federal tax consequences for the participant of the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

            A participant who has been granted an award of restricted shares of Common Stock will generally not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse or the performance goals are met, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

THE PIRANHA, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                 Administration

            The Director Plan provides for administration by a committee (the "Committee") to be comprised of either the Compensation Committee of the Board or another committee designated by the Board. Among the Committee's powers are the authority to interpret the Director Plan, establish rules and regulations for its operation.

                          Eligibility of Participation

            Only non-employee directors are eligible to participate in the Director Plan. No director may participate in any decision relating exclusively to an option granted to that director. It is anticipated that four directors will be eligible to participate during the first year of the Director Plan.

                                 Types of Awards

            The  Director  Plan  provides for the grant of two forms of options:
(1) election and annual stock options and (2) deferred compensation options. If there is a lapse, expiration, termination, or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Director Plan.

            Election Stock Options.

            The Director Plan provides that each non-employee director of the Company will be granted a non-qualified stock option to purchase 50,000 shares of Common Stock upon election or appointment to the Board of Directors (the "Election Options"). The exercise price and date of exercise for each Election
Option is determined by the Committee in its sole discretion. All Election Option shall expire ten years from the Grant Date. Election Options become immediately exercisable in full upon the director's death or withdrawal from the Board due to disability or retirement (as those terms are defined in the Director Plan). Payment of the exercise price may be made in cash, previously acquired shares of Common Stock or a combination of cash and Common Stock.

            Annual Stock Options.

             The Director Plan provides that commencing June 30, 2000 and each June 30th thereafter, each non-employee director of the Company will be granted a non-qualified stock option to purchase 1,000 shares of Common Stock (the "Annual Options"). The exercise price for each Annual Option will be the greater of the fair market value of Company Common Stock on the date of grant or the par value of the Common Stock on the date of exercise. Annual Options will be exercisable in full following six months from their Grant Date (as that term is defined in the Director Plan) and expire ten years from the Grant Date. However, Annual Options become immediately exercisable in full upon the director's death or withdrawal from the Board due to disability or retirement (as those terms are defined in the Director Plan). Payment of the exercise price may be made in cash, previously acquired shares of Common Stock or a combination of cash and Common Stock.

            Deferred Compensation Options.

             The Director Plan also provides that each non-employee director of the Company may elect to receive during any Plan Year (as that term is defined in the Director Plan) or specified portion thereof non-qualified stock options (the "Deferred Compensation Options") in lieu of all or part of the retainers and fees payable on a Payment Date (as that term is defined in the Director
Plan) to the director for service on the Board and the board of any Company subsidiary or any of their committees (herein, "Compensation"). Such deferral elections must be made six months in advance of the Plan Year or portion thereof covered by such election and shall be irrevocable. If a non-employee director ceases to serve as a member of the Board for reasons specified in the Director Plan, the Compensation payable to such director following the last Payment Date such director served on the Board shall be paid to such director in cash instead of Deferred Compensation Options. The exercise price for each Deferred Compensation Option will be the greater of $1.00 or the par value of the Common Stock on the date of exercise. The number of shares covered by a Deferred Compensation Option will be the amount of the director's Compensation payable on a Payment Date specified at the time of his or her election divided by the difference between the fair market value of the Common Stock on the Payment Date and $1.00. For example, if a director elected to receive a Deferred Compensation Option in lieu of Compensation of $1,500 on a Payment Date and the fair market value of the Common Stock was $31.00 per share on that Payment Date, the director would receive a DEFERRED COMPENSATION OPTION FOR 50 SHARES.

            Deferred Compensation Options become exercisable in full six months after the Grant Date or upon the director's death or withdrawal from the Board due to disability, retirement, removal or the failure to be nominated or elected to serve as a member of the Board. In addition, Deferred Compensation Options expire ten years after the Grant Date unless terminated earlier in accordance with the terms of the Director Plan due to withdrawal from service as a member of the Board. Payment of the exercise price of a Deferred Compensation Option may be made in cash, previously acquired shares of Common Stock or a combination of cash and Common Stock.

                                   Amendments

            The Board of Directors may discontinue or amend the Director Plan at any time. However, without stockholder approval, the Board may not amend the Director Plan to increase the number of shares of Common Stock as to which options may be granted annually, modify the requirements for participation, extend the term of the Director Plan or the option periods provided therein, or decrease the option price or otherwise materially increase the benefits under the Director Plan. The Director Plan may not be amended more often than once every six months except to comply with changes in tax laws.

                              Federal Tax Treatment

            Under current law, the U.S. federal income tax consequences generally arising with respect to awards under the Director Plan are the same as those for participants who receive non-qualified stock options under the 2000 Plan.

BENEFITS OF THE 2000 PLAN AND DIRECTOR PLAN

            The following table sets forth for the Plans certain information concerning the options that the Company has committed to issue to (i) Messrs. Berger, Sample, Ashley, Lotzer and Steele, (ii) all other employees and consultants as a group and (iii) all non-employee directors as a group.

Name and Position          Number of Options   Exercise Price    Market Value(1)

Richard S. Berger          1,000,000               $1.35              $9,775,000
Chief Financial Officer

Edward W. Sample           1,500,000 (2)             .01              16,672,500
Chief Executive Officer    1,000,000 (3)            1.35               9,775,000
                             200,000 (4)            5.00               1,225,000

R. Don Ashley                350,000 (2)             .01               3,890,250
President                    350,000 (3)            1.35               3,421,250
                             100,000 (4)            5.00                 612,500

Carey Lotzer                 200,000 (5)            1.35               1,955,000
Chief Scientist              100,000 (4)            5.00                 612,500

Michael Steele               200,000 (5)            1.35               1,955,000
Chief Information Officer    100,000 (4)            5.00                 612,500

All other employees and      450,000 (2)             .01               5,001,750
consultants as a group       100,000 (3)            1.35                 977,500
(including non-executive     495,000 (6)            5.00               3,031,875
officers)                    280,000                7.50               1,015,000
                             100,000               10.00                 112,500

All non-employee directors   200,000                5.00               1,225,000
as a group (four persons)(7)
--------------------------------------------------------------------------------
(1) Market Value is calculated based on the difference between the option exercise price and the last sales price of Company Common Stock as of April 17, 2000, which was $ 11.125.

(2) Options expire December 7, 2009.

(3) Options expire ten years from date of grant and vest 50% on first anniversary and 50% on second anniversary. (4) Options are contingent upon Company's gross sales. (5) Options expire in November 2004 and vest 50% in November 2000 and 50% in November 2001. (6) Options for 150,000 of these shares vest one-third in each of the next three years. (7) The Company anticipates that it will have four non-employee directors who will each receive options for 50,000 shares of Common Stock. None have yet been elected.

            Except as provided above, all options will expire ten years from the date of grant and none are exercisable until after six months from the date of grant.


                       By Order of the Board of Directors

                          /s/ Richard S. Berger
                          ----------------------------
                              Richard S. Berger, Secretary

May 12, 2000